Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
El Pollo Loco Holdings, Inc.
Costa Mesa, California
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-197698) of El Pollo Loco Holdings, Inc. of our reports dated March 6, 2020, relating to the consolidated financial statements, and the effectiveness of El Pollo Loco Holdings, Inc.’s internal control over financial reporting, which appear in this Form 10-K.
/s/ BDO USA, LLP

Costa Mesa, California
March 6, 2020